Exhibit 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

Avidbank Holdings, Inc. Announces Financial Results for the Third Quarter of 2026

SAN JOSE, CA (ACCESS Newswire) – October 26, 2026 – Avidbank Holdings, Inc. (NASDAQ: AVBH) (the “Company” or “Avidbank Holdings”), the holding company for Avidbank, a California state-chartered bank (the “Bank”), announced net income for the third quarter of 2026 of $10.2 million, or $0.94 per diluted share, compared to net income of $7.6 million, or $0.71 per diluted share, for the second quarter of 2026 and a net loss of $37.7 million, or $4.12 loss per diluted share, for the third quarter of 2025.

Third Quarter 2026 Highlights

●	Period-end loans, net of deferred fees, increased $58.4 million, or 10% annualized, from June 30, 2026 and $323.9 million, or 17%, from September 30, 2025.

●

Average deposits increased $283.8 million, or 51% annualized, from the second quarter of 2026 and $449.9 million, or 22%, from the third quarter of 2025. Period-end deposits increased $290.1 million, or 50% annualized, from June 30, 2026 and $562.9 million, or 27%, from September 30, 2025.

●

Return on average equity was 13.43% compared to 10.40% in the second quarter of 2026 and (63.19)% in the third quarter of 2025. Adjusted return on average equity (1) was 13.43% compared to 11.15% in the second quarter of 2026 and 11.23% in the third quarter of 2025.

●

Return on average assets was 1.42% compared to 1.20% in the second quarter of 2026 and (6.35)% in the third quarter of 2025. Adjusted return on average assets (1) was 1.42% compared to 1.28% in the second quarter of 2026 and 1.13% in the third quarter of 2025.

●	Net interest margin was 4.07%, down 19 basis points from the second quarter of 2026 and up 17 basis points from the third quarter of 2025.

●

The efficiency ratio was 49.80% compared to 55.41% in the second quarter of 2026 and (35.28)% in the third quarter of 2025. The adjusted efficiency ratio (1) was 49.80% compared to 48.73% in the second quarter of 2026 and 55.72% in the third quarter of 2025.

●	Book value per share was $27.24 at September 30, 2026, an increase of $0.27 from June 30, 2026, and an increase of $2.24 from September 30, 2025.

●	Redeemed $22.0 million of callable subordinated notes and closed on a $30.0 million private placement of new subordinated notes. The new subordinated notes have a maturity date of September 1, 2036, and carry a fixed rate of interest of 7.00% for the first five years.

●	Non-performing loans to total loans increased to 0.70% as of September 30, 2026 compared to 0.65% and 0.14% at June 30, 2026 and September 30, 2025, respectively. Annualized net charge-offs to average loans totaled 0.00% for the third quarter of 2026 and 0.28% year-to-date 2026.

Mark Mordell, Chairman and Chief Executive Officer stated, “We are very pleased with our third-quarter performance. We generated strong profitability while continuing to grow both loans and deposits, demonstrating the power of our ability to grow our franchise and the benefits of more consistent execution. The quarter’s deposit growth was exceptionally strong. A significant amount of that deposit growth came from a temporary large client deposit that we expect to leave in the fourth quarter, but our bankers also delivered meaningful core deposit growth across the franchise. The temporary deposit contributed to net interest income but created some pressure on our net interest margin.”

Mordell concluded, “With strong capital, a diversified balance sheet and proactive credit management, we remain focused on generating consistent growth and creating long-term value for our shareholders.”

(1) A non-GAAP performance measure. We provide detailed reconciliations in the “Non-GAAP Performance and Financial Measures Reconciliation” table.

Avidbank Holdings, Inc. Third Quarter 2026 Financial Results Press Release

Results of Operations

Net interest income totaled $28.7 million for the third quarter of 2026, an increase of $2.0 million, or 30% annualized, from the second quarter of 2026, and an increase of $6.0 million, or 27%, from the third quarter of 2025. The increase in net interest income compared to the prior quarter was primarily due to temporarily higher deposit balances resulting in higher cash balances, along with higher average loan balances and higher balances of debt securities. The increase compared to the third quarter of 2025 was driven by higher average loan balances, higher yields on securities, lower deposit costs and lower average short-term borrowings. For the nine months ended September 30, 2026, net interest income increased $19.6 million, or 31%, compared to the nine months ended September 30, 2025.

Net interest margin was 4.07% in the third quarter of 2026, a decrease of 19 basis points compared to the second quarter of 2026, and a 17 basis point increase compared to the third quarter of 2025. The decrease in net interest margin compared to the prior quarter was primarily driven by a $205 million increase in average interest-earning cash balances primarily due to temporarily higher deposit balances, impacting the net interest margin by approximately 17 basis points.

The increase in net interest margin compared to the third quarter of 2025 was primarily driven by higher yields on securities, lower cost of deposits and lower rates and balances on short-term borrowings. For the nine months ended September 30, 2026, net interest margin was 4.23%, an increase of 55 basis points from 3.68% for the nine months ended September 30, 2025.

The yield on loans in the third quarter of 2026 was 6.66%, relatively flat compared to the second quarter of 2026 and a decrease of 32 basis points from the third quarter of 2025, primarily driven by reductions in the Prime rate. The yield on securities increased in the third quarter of 2026 to 4.77% compared to 4.68% in the second quarter of 2026 due to securities purchases and increased from 2.55% in the third quarter of 2025 due to the balance sheet restructuring in 2025. For the nine months ended September 30, 2026, loan yields decreased 31 basis points while the yield on securities increased 229 basis points compared to the same period in the prior year.

The yield on interest-earning assets decreased 19 basis points during the third quarter of 2026 compared to the second quarter of 2026 and decreased 24 basis points compared to the third quarter of 2025. The decrease from the second quarter of 2026 was primarily driven by an increase in average loan balances and average interest-earning deposits as well as higher average balances of debt securities. The increase in interest-earning cash balances from the temporary increase in deposits during the third quarter of 2026 was estimated to negatively impact the yield on interest-earning assets by 20 basis points. The decrease compared to the third quarter of 2025 was primarily due to higher average loan balances, higher average interest-earning deposits and higher yields on our debt securities portfolio following the balance sheet restructuring. For the nine months ended September 30, 2026, the yield on interest-earning assets decreased 1 basis point compared to the same period in the prior year.

The cost of interest-bearing deposits in the third quarter of 2026 was 2.97%, a decrease of 9 basis points compared to the second quarter of 2026 and a decrease of 53 basis points compared to the third quarter of 2025. The cost of deposits in the third quarter of 2026 was 2.29%, flat compared to the second quarter of 2026 and a decrease of 38 basis points from the third quarter of 2025, primarily driven by the reduction in the Federal Funds rate. Overall funding costs decreased 9 basis points from the second quarter of 2026 and decreased 55 basis points compared to the third quarter of 2025. For the nine months ended September 30, 2026, the cost of interest-bearing deposits was 3.00%, a decrease of 52 basis points compared to the same period in the prior year. The cost of deposits for the nine months ended September 30, 2026, was down 46 basis points compared to the same period in 2025, while overall funding costs declined 58 basis points for the same period compared to the prior year.

The provision for credit losses was $1.2 million in the third quarter of 2026, compared to $2.8 million in the second quarter of 2026 and $1.4 million in the third quarter of 2025. The provision was lower in the third quarter of 2026 compared to the second quarter of 2026 primarily due to a $1.9 million partial charge-off of one non-performing construction loan during the second quarter of 2026. The provision was lower compared to the third quarter of 2025 due to the addition of a $1.5 million non-performing commercial and industrial loan in the third quarter of 2025. For the nine months ended September 30, 2026, the provision for credit losses totaled $5.4 million compared to $2.3 million for the nine months ended September 30, 2025.

Avidbank Holdings, Inc. Third Quarter 2026 Financial Results Press Release

Non-interest income was $1.7 million in the third quarter of 2026 compared to $3.1 million in the second quarter of 2026 and a loss of $60.9 million in the third quarter of 2025. The decrease during the third quarter of 2026 was primarily driven by income of approximately $1.3 million on the death benefit proceeds of BOLI policies received during the second quarter of 2026. The increase compared to the third quarter of 2025 was due to the loss on the sale of securities resulting from the repositioning of the available-for-sale securities portfolio during the third quarter of 2025. For the nine months ended September 30, 2026, non-interest income totaled $6.2 million compared to a loss of $58.1 million for the nine months ended September 30, 2025.

Non-interest expense totaled $15.1 million for the third quarter of 2026, compared to $16.5 million in the second quarter of 2026 and $13.5 million in the third quarter of 2025. The decrease in non-interest expense was due to the $2.6 million settlement of outstanding litigation during the second quarter of 2026, partially offset by an increase in salaries and employee benefits during the third quarter of 2026. For the nine months ended September 30, 2026, non-interest expense totaled $45.7 million, an increase of $6.7 million, or 17%, compared to the same period in the prior year. Excluding the litigation settlement, adjusted non-interest expense (1) in the third quarter of 2026 increased $1.3 million primarily due to an increase of $615 thousand in salaries and employee benefits and a $419 thousand increase in legal and professional fees, including higher recruiting fees and credit-related legal fees. There were 171 full-time equivalent employees on September 30, 2026, compared to 162 on June 30, 2026, and 151 on September 30, 2025.

The effective tax rate for the third quarter of 2026 was 27.7% compared to 27.0% in the second quarter of 2026 and 28.9% in the third quarter of 2025. The increase compared to the second quarter of 2026 was primarily due to the recognition of approximately $1.3 million in tax-exempt BOLI proceeds during the second quarter of 2026. For the nine months ended September 30, 2026, the effective tax rate was 27.4% compared to 28.5% for the same period of the prior year due to state tax impacts from changes in California law requiring financial institutions to apportion business income using a single sales factor for tax years beginning on or after January 1, 2025. As a result, the second quarter of 2025 included $153 thousand in additional tax expense related to the write-down of deferred tax assets. In addition, the first nine months of 2026 included approximately $881 thousand in discrete tax benefits related to the vesting of equity awards compared to approximately $121 thousand for the same period in 2025.

Financial Condition

Total assets were $2.97 billion as of September 30, 2026, compared to $2.66 billion as of June 30, 2026, and $2.36 billion as of September 30, 2025. Cash and cash equivalents were $354.1 million on September 30, 2026, compared to $159.9 million on June 30, 2026, and $177.3 million on September 30, 2025. The increase in cash and cash equivalents was primarily due to a temporary increase in deposit balances during the third quarter of 2026.

Loans, net of deferred fees, on September 30, 2026, totaled $2.28 billion, an increase of $58.4 million, or 10% annualized, from June 30, 2026, and an increase of $323.9 million, or 17%, from September 30, 2025. Loan growth during the third quarter of 2026 included increases of $20.7 million in commercial and industrial loans, $17.8 million in multi-family loans, $13.6 million in owner-occupied real estate loans, and $8.8 million in non-owner-occupied real estate loans, partially offset by a decrease of $2.6 million in construction and land loans.

The allowance for credit losses on loans was $22.8 million on September 30, 2026, an increase of $1.3 million from June 30, 2026, and an increase of $1.8 million compared to September 30, 2025. The allowance for credit losses – loans and unfunded commitments to total loans was 1.11 % on September 30, 2026, compared to 1.09 % on June 30, 2026 and 1.19 % as of September 30, 2025. Non-performing loans to total loans was 0.70% at September 30, 2026, up 5 basis points compared to June 30, 2026 and up 56 basis points from September 30, 2025. The increase in the third quarter of 2026 was due to a land loan totaling $1.5 million being placed on nonaccrual.

The available-for-sale securities portfolio totaled $279.7 million as of September 30, 2026, compared to $232.2 million at June 30, 2026, and $173.6 million as of September 30, 2025. The net unrealized loss on the available-for-sale portfolio totaled $13.1 million as of September 30, 2026, compared to $2.8 million at June 30, 2026 and $689 thousand as of September 30, 2025.

(1) A non-GAAP performance measure. We provide detailed reconciliations in the “Non-GAAP Performance and Financial Measures Reconciliation” table.

Avidbank Holdings, Inc. Third Quarter 2026 Financial Results Press Release

Deposits were $2.61 billion on September 30, 2026, an increase of $290.1 million, or 50% annualized, from June 30, 2026, and an increase of $562.9 million, or 27% from September 30, 2025. The change in deposits during the third quarter of 2026 included a $345.4 million increase in money market and savings deposits, including the impact of approximately $270.0 million from a temporary deposit, an increase of $30.3 million in interest-bearing demand deposits, and a $3.2 million increase in time deposits, partially offset by a decrease of $55.5 million in non-reciprocal brokered deposits and a decrease of $33.4 million in non-interest-bearing checking deposits. Quarterly average deposits for the third quarter of 2026 were $2.49 billion, an increase of $283.8 million from the second quarter of 2026, and an increase of $449.9 million from the third quarter of 2025. Average money market and savings deposits increased $198.8 million compared to the second quarter of 2026 and $275.4 million compared to the third quarter of 2025. Average non-interest-bearing demand deposits increased $19.1 million compared to the second quarter of 2026 and $88.9 million compared to the third quarter of 2025.

There were no short-term borrowings outstanding at September 30, 2026, June 30, 2026, or September 30, 2025. During the third quarter of 2026, the Company issued $30.0 million of new 7.00% fixed-to-floating rate subordinated notes due 2036 and used a portion of the proceeds to retire all $22.0 million of its fixed-to-floating rate subordinated notes due 2029. The new subordinated notes carry a fixed rate of interest of 7.00% for the first five years after issuance and are not redeemable until September 1, 2031 (or any interest payment date thereafter) except in certain limited circumstances.

Book value per share was $27.24 at September 30, 2026, an increase of $0.27 from June 30, 2026. The increase was partially offset by a $7.4 million increase in accumulated other comprehensive loss, net of tax, primarily due to the impact of higher interest rates on the fair value of available-for-sale securities. Accumulated other comprehensive loss reduced book value per share by $0.85 at September 30, 2026, compared to $0.17 at June 30, 2026. Total shareholders’ equity was $299.5 million on September 30, 2026, an increase of $3.3 million compared to June 30, 2026, and an increase of $26.4 million from September 30, 2025. No shares were repurchased during the third quarter of 2026, compared to 25,000 shares repurchased during the first half of 2026.

Other Information

The Company will host a conference call on October 27, 2026, at 11:00 a.m. (Eastern Time) / 8:00 a.m. (Pacific Time) to discuss the earnings results for the third quarter of 2026. Investors may call in by dialing (833) 461-5787 within the US and +1(585) 542-9983 for all other locations (Conference ID: 530 848 984). Participants may also pre-register for the conference by navigating to https://events.q4inc.com/attendee/530848984.

Alternatively, individuals may listen to a live webcast of the presentation by visiting the link on the Company's website at www.avidbank.com under About Us, Investor Relations. An audio replay of the live webcast is expected to be available by the evening of October 27, 2026, through the Investor Relations section of the Company's website. The recording will be available for one year from the day of posting. Information which may be discussed on the conference call is provided in an earnings supplement presentation available on the Company’s website and furnished to the SEC and available at www.sec.gov.

About Avidbank Holdings

Avidbank Holdings, Inc. (NASDAQ: AVBH), headquartered in San Jose, California, offers innovative financial solutions and services. We specialize in commercial and industrial lending, venture lending, structured finance, asset-based lending, sponsor finance, fund finance, real estate construction and commercial real estate lending. Avidbank provides a different approach to banking. We do what we say.

Non-GAAP Financial Measures

This press release includes financial information prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This press release also includes non-GAAP financial information, which should be considered supplemental to, and not a substitute for or superior to, the financial measure calculated in accordance with GAAP. Management has presented these non-GAAP financial measures because we believe that these measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP. Management believes that adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average equity, adjusted non-interest expense, adjusted efficiency ratio, taxable equivalent net interest income and taxable equivalent net interest margin are reasonable measures to understand the Company’s core operating performance and are important to many investors who are interested in understanding our profitability prospects from our core operations.

However, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other banking companies use. Other banking companies may use names similar to those we use for the non-GAAP financial measures we disclose but may calculate them differently. You should understand how we and other companies each calculate their non-GAAP financial measures when making comparisons. For a description of the non-GAAP financial information included herein and reconciliations to the most directly comparable GAAP measure, see the “Non-GAAP Performance and Financial Measures Reconciliation” table.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws, which involve risks and uncertainties. You should not place undue reliance on forward-looking statements because they are subject to numerous uncertainties and factors relating to our operations and business, all of which are difficult to predict and many of which are beyond our control. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements include statements concerning our possible or assumed financial condition, results of operations, including descriptions of our business plans, strategy and expectations, capital and financing needs and liquidity and regulatory and competitive outlook. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other variations or comparable terminology and expressions. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. We caution that the forward-looking information and statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Such forward-looking statements are based on various assumptions (some of which may be beyond our control) and are subject to risks and uncertainties, which change over time, and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to: uncertain market conditions and economic trends nationally, regionally and particularly in the Bay Area (which we define as the counties of Alameda, Contra Costa, Marin, Monterey, Napa, San Francisco, San Mateo, Santa Clara, Santa Cruz, Solano and Sonoma) and California; economic conditions affecting the venture capital and private equity industries, including any decline in overall portfolio company investment, merger and acquisition activity and other liquidity events affecting venture and private equity fund and their portfolio companies; risks related to the concentration of our business in California, and specifically within the Bay Area, including risks associated with any downturn in the real estate sector; the effects of a prolonged government shutdown; the occurrence of significant natural disasters, including fires and earthquakes, geopolitical events, and acts of war or terrorism; the effects of natural or man-made disasters, including the effects of pandemic viruses; changes in market interest rates that affect the pricing of our loans and deposits and our net interest income; risks related to our strategic focus on lending to small to medium-sized businesses; the sufficiency of the assumptions and estimates we make in establishing reserves for potential loan losses and the value of loan collateral and securities; our ability to attract and retain executive officers and key employees, including their client and community relationships; our ability to successfully manage any chief executive officer transition; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality and losses in our loan portfolio; the costs of and effects of legal and regulatory developments, including legal proceedings and lawsuits we are or may become subject to; the results of regulatory examinations or reviews and the effect of and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to; our level of non-performing assets and the costs associated with resolving problem loans; our ability to maintain adequate liquidity and to raise necessary capital to fund our growth strategy and operations or to meet increased minimum regulatory capital levels; the effects of increased competition from a wide variety of local, regional, national and other providers of financial services; technological changes and developments; negative trends in our market capitalization and adverse changes in the price of our common stock; risks associated with unauthorized access, cyber-crime and other threats to data security; the effects of any strategic transactions we may make or evaluate, and the costs associated with any potential or actual strategic transaction; our ability to comply with various governmental and regulatory requirements applicable to financial institutions, including supervisory actions by federal and state banking agencies; the impact of recent and future legislative and regulatory changes, including changes in banking, accounting, securities and tax laws and regulations and their application by our regulators, and economic stimulus programs; governmental monetary and fiscal policies, including the policies of the Federal Reserve and policies related to tariffs; our ability to implement, maintain and improve effective internal controls; and our success at managing any of the risks involved in the foregoing items. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's filings with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q under the heading “Risk Factors” therein and available at the SEC’s Internet site www.sec.gov. The foregoing factors should not be considered exhaustive. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect us. If one or more of the factors affecting our forward-looking information and statements prove incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We disclaim any duty to revise or update the forward-looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward-looking statements, except as specifically required by law.

Contact:

Patrick Oakes

Executive Vice President and Chief Financial Officer

408-200-7390

IR@avidbank.com

AVIDBANK HOLDINGS, INC.
Selected Financial Data (Unaudited)

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(In thousands, except share and per share amounts)	2026	2026	2026	2025	2025	2026	2025
INCOME HIGHLIGHTS
Net income / (loss)	$10,184	$7,647	$9,021	$6,949	$(37,735)	$26,852	$(26,502)
Net income – adjusted (2)	10,184	8,197	9,021	6,949	6,707	27,402	17,940
PER SHARE DATA
Basic earnings / (loss) per share	$0.96	$0.72	$0.85	$0.66	$(4.12)	$2.53	$(3.28)
Diluted earnings / (loss) per share	0.94	0.71	0.84	0.65	(4.12)	2.49	(3.28)
Diluted earnings per share – adjusted (2)	0.94	0.76	0.84	0.65	0.72	2.54	2.18
Book value per share	27.24	26.97	26.33	25.66	25.00	27.24	25.00
PERFORMANCE MEASURES
Return on average assets (1)	1.42%	1.20%	1.46%	1.12%	(6.35)%	1.36%	(1.53)%
Return on average assets – adjusted (1) (2)	1.42%	1.28%	1.46%	1.12%	1.13%	1.39%	1.03%
Return on average equity (1)	13.43%	10.40%	12.74%	9.90%	(63.19)%	12.20%	(16.88)%
Return on average equity – adjusted (1) (2)	13.43%	11.15%	12.74%	9.90%	11.23%	12.45%	11.42%
Net interest margin (1)	4.07%	4.26%	4.38%	4.13%	3.90%	4.23%	3.68%
Efficiency ratio	49.80%	55.41%	50.35%	51.72%	(35.28)%	51.87%	938.30%
Efficiency ratio – adjusted (2)	49.80%	48.73%	50.35%	51.72%	55.72%	49.63%	58.51%
Average loans to average deposits	89.36%	99.32%	99.98%	94.78%	94.14%	95.86%	96.05%
CAPITAL
Tier 1 leverage ratio (3)	10.82%	11.50%	11.39%	11.23%	11.14%	10.82%	11.10%
Common equity tier 1 capital ratio (3)	11.45%	11.35%	11.39%	11.05%	11.68%	11.45%	11.68%
Tier 1 risk-based capital ratio (3)	11.45%	11.35%	11.39%	11.05%	11.68%	11.45%	11.68%
Total risk-based capital ratio (3)	13.48%	12.79%	12.85%	12.57%	13.48%	13.48%	13.48%
Common equity ratio	10.10%	11.13%	11.18%	10.93%	11.56%	10.10%	11.56%
SHARES OUTSTANDING
Number of common shares outstanding	10,996,074	10,982,764	10,955,167	10,947,967	10,925,102	10,996,074	10,925,102
Weighted average shares outstanding – basic	10,626,969	10,607,949	10,600,902	10,579,753	9,168,707	10,612,036	8,069,830
Weighted average shares outstanding – diluted	10,803,901	10,776,924	10,773,884	10,754,488	9,168,707	10,785,050	8,069,830
Weighted average shares outstanding – diluted – adjusted (2)	10,803,901	10,776,924	10,773,884	10,754,488	9,353,444	10,785,050	8,247,765
ASSET QUALITY
Total allowance for credit losses-loans and unfunded commitments to total loans	1.11%	1.09%	1.07%	1.15%	1.19%	1.11%	1.19%
Non-performing assets to total assets	0.54%	0.54%	0.63%	0.95%	0.12%	0.54%	0.12%
Non-performing loans to total loans	0.70%	0.65%	0.75%	1.14%	0.14%	0.70%	0.14%
Net charge-offs to average loans (1)	0.00%	0.35%	0.52%	0.30%	(0.01)%	0.28%	(0.01)%
AVERAGE BALANCES
Loans, net of deferred fees	$2,228,603	$2,195,164	$2,150,688	$2,024,325	$1,924,537	$2,191,770	$1,890,413
Debt securities available-for-sale	262,585	219,942	216,507	196,462	181,154	233,180	256,650
Total assets	2,845,991	2,565,538	2,504,616	2,459,110	2,357,158	2,639,965	2,323,365
Deposits	2,494,085	2,210,267	2,151,059	2,135,876	2,044,228	2,286,394	1,968,059
Shareholders' equity	300,781	294,826	287,191	278,382	236,903	294,316	209,965
PERIOD-END BALANCES
Loans, net of deferred fees	$2,282,528	$2,224,119	$2,172,846	$2,148,439	$1,958,585	$2,282,528	$1,958,585
Debt securities available-for-sale	279,712	232,196	210,583	218,160	173,588	279,712	173,588
Total assets	2,966,832	2,660,440	2,579,554	2,569,643	2,362,454	2,966,832	2,362,454
Deposits	2,612,046	2,321,948	2,199,319	2,186,073	2,049,158	2,612,046	2,049,158
Shareholders' equity	299,510	296,185	288,438	280,979	273,113	299,510	273,113

(1) Annualized for the periods presented.
(2) A non-GAAP performance measure. We provide detailed reconciliations in the "Non-GAAP Performance and Financial Measures Reconciliation" table.
(3) Ratios presented are for Avidbank Holdings, Inc. and are estimated for the three and nine months ended September 30, 2026.

AVIDBANK HOLDINGS, INC.
Consolidated Statements of Financial Condition (Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2026	2026	2026	2025	2025
Assets
Cash and due from financial institutions	$9,229	$13,897	$10,569	$7,942	$12,006
Due from Federal Reserve Bank and interest-bearing deposits in other financial institutions	344,830	146,012	138,473	146,627	165,313
Total cash and cash equivalents	354,059	159,909	149,042	154,569	177,319
Debt securities available-for-sale	279,712	232,196	210,583	218,160	173,588
Loans, net of deferred fees	2,282,528	2,224,119	2,172,846	2,148,439	1,958,585
Allowance for credit losses on loans	(22,789)	(21,501)	(20,938)	(22,261)	(21,025)
Loans, net of allowance for credit losses on loans	2,259,739	2,202,618	2,151,908	2,126,178	1,937,560
Cash surrender value of bank-owned life insurance policies	11,540	11,443	13,151	13,045	12,953
Premises and equipment, net	984	1,151	1,340	1,526	1,739
Accrued interest receivable and other assets	60,798	53,123	53,530	56,165	59,295
Total assets	$2,966,832	$2,660,440	$2,579,554	$2,569,643	$2,362,454

Liabilities and Shareholders' Equity
Deposits:
Non-interest-bearing	$535,128	$568,509	$577,101	$556,972	$471,770
Interest-bearing checking	1,145,612	1,115,263	1,036,178	1,069,272	1,069,344
Money market and savings	883,797	538,399	519,059	532,149	465,198
Time	37,509	34,311	28,521	27,680	42,846
Non-reciprocal brokered (1)	10,000	65,466	38,460	–	–
Total deposits	2,612,046	2,321,948	2,199,319	2,186,073	2,049,158
Short-term borrowings	–	–	55,000	60,000	–
Subordinated debentures, net	29,130	22,000	22,000	22,000	22,000
Accrued interest payable and other liabilities	26,146	20,307	14,797	20,591	18,183
Total liabilities	2,667,322	2,364,255	2,291,116	2,288,664	2,089,341

Shareholders' Equity
Common stock	170,843	170,284	169,474	169,990	169,342
Retained earnings	138,002	127,818	120,171	111,150	104,201
Accumulated other comprehensive loss, net of taxes	(9,335)	(1,917)	(1,207)	(161)	(430)
Total shareholders' equity	299,510	296,185	288,438	280,979	273,113
Total liabilities and shareholders' equity	$2,966,832	$2,660,440	$2,579,554	$2,569,643	$2,362,454

(1) FDIC regulations provide a limited exception from brokered deposit classification for certain reciprocal deposits, subject to a general cap determined using a tiered calculation based on the Bank's total liabilities. Due to changes from the 21st Century ROAD to Housing Act, as of September 30, 2026, none of the Bank's reciprocal deposits exceeded the applicable general cap to be classified as brokered deposits. As of June 30, 2026, March 31, 2026, December 31, 2025 and September 30, 2025, an additional $513.0 million, $447.6 million, $475.4 million and $522.5 million of our deposits, respectively, were considered brokered deposits by the FDIC due to being in excess of the general cap then in effect.

AVIDBANK HOLDINGS, INC.
Consolidated Statements of Operations (Unaudited)
						For the Nine
	For the Three Months Ended					Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(in thousands, except share and per share amounts)	2026	2026	2026	2025	2025	2026	2025
Interest and fees on loans	$37,426	$36,484	$35,429	$34,093	$33,880	$109,339	$98,732
Interest on debt securities	3,150	2,559	2,467	2,274	1,157	8,176	4,609
Federal Home Loan Bank dividends	200	20	426	185	184	646	550
Other interest income	2,796	864	716	1,775	2,033	4,376	3,532
Total interest income	43,572	39,927	39,038	38,327	37,254	122,537	107,423
Interest on deposits	14,411	12,640	11,899	12,887	13,776	38,950	40,272
Interest on short-term borrowings	–	196	240	6	385	437	3,538
Interest on subordinated debentures	487	410	399	421	443	1,296	1,321
Total interest expense	14,898	13,246	12,538	13,314	14,604	40,683	45,131
Net interest income	28,674	26,681	26,500	25,013	22,650	81,854	62,292
Provision for credit losses	1,151	2,789	1,445	2,838	1,355	5,385	2,280
Net interest income after provision for credit losses	27,523	23,892	25,055	22,175	21,295	76,469	60,012
Service charges and fees	887	851	821	797	779	2,559	2,381
Foreign exchange income	324	340	363	254	267	1,027	683
Bank-owned life insurance income (1)	97	1,497	106	93	96	1,700	279
Credit card income	106	113	101	60	57	320	254
Warrant and success fee income	112	64	3	375	–	179	273
Other investment income	55	79	(22)	146	315	112	339
Net loss on sale of debt securities	–	–	–	–	(62,391)	–	(62,391)
Other income	115	106	95	42	25	316	39
Total non-interest income	1,696	3,050	1,467	1,767	(60,852)	6,213	(58,143)
Salaries and employee benefits	10,178	9,563	9,555	9,574	9,766	29,296	27,841
Legal and professional fees	1,316	897	1,188	890	591	3,401	1,817
Data processing	901	787	799	770	792	2,487	2,166
Occupancy and equipment	830	777	790	730	723	2,397	2,478
Regulatory assessments	486	515	566	521	445	1,567	1,409
Other operating expenses	1,414	3,934	1,184	1,366	1,162	6,531	3,219
Total non-interest expense	15,125	16,473	14,082	13,851	13,479	45,679	38,930
Income / (loss) before income taxes	14,094	10,469	12,440	10,091	(53,036)	37,003	(37,061)
Provision / (benefit) for income taxes	3,910	2,822	3,419	3,142	(15,301)	10,151	(10,559)
Net income / (loss)	$10,184	$7,647	$9,021	$6,949	$(37,735)	$26,852	$(26,502)

Basic earnings / (loss) per common share	$0.96	$0.72	$0.85	$0.66	$(4.12)	$2.53	$(3.28)
Diluted earnings / (loss) per common share	0.94	0.71	0.84	0.65	(4.12)	2.49	(3.28)

Weighted average shares – basic	10,626,969	10,607,949	10,600,902	10,579,753	9,168,707	10,612,036	8,069,830
Weighted average shares – diluted	10,803,901	10,776,924	10,773,884	10,754,488	9,168,707	10,785,050	8,069,830

(1) Includes $1.3 million in income related to BOLI death benefits for the three months ended June 30, 2026 and the nine months ended September 30, 2026.

AVIDBANK HOLDINGS, INC.
Average Balance Sheets and Net Interest Margin Analysis (Unaudited)

	For the Three Months Ended
	September 30, 2026			June 30, 2026
		Interest	Yields		Interest	Yields
	Average	Income/	or	Average	Income/	or
(In thousands)	Balance	Expense	Rates (6)	Balance	Expense	Rates (6)
Assets
Interest-earning assets:
Loans, net of deferred fees (1)	$2,228,603	$37,426	6.66%	$2,195,164	$36,484	6.67%
Interest-earning deposits	296,047	2,796	3.75%	91,304	864	3.80%
Debt securities
Taxable debt securities	259,993	3,120	4.76%	217,311	2,529	4.67%
Non-taxable debt securities (2)	2,592	38	5.82%	2,631	38	5.79%
Total debt securities	262,585	3,158	4.77%	219,942	2,567	4.68%
FHLB stock (5)	8,409	200	9.44%	8,409	20	0.95%
Total interest-earning assets	2,795,644	43,580	6.18%	2,514,819	39,935	6.37%
Non-interest-earning assets:
Cash and due from financial institutions	12,543			16,004
All other assets (3)	37,804			34,715
Total assets	$2,845,991			$2,565,538
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,136,531	$9,249	3.23%	$1,055,578	$8,368	3.18%
Money market and savings	708,537	4,458	2.50%	509,766	3,427	2.70%
Time deposits	37,044	300	3.21%	35,454	285	3.22%
Non-reciprocal brokered deposits	40,246	404	3.98%	56,810	560	3.95%
Total interest-bearing deposits	1,922,358	14,411	2.97%	1,657,608	12,640	3.06%
Short-term borrowings	–	–	0.00%	20,703	196	3.80%
Subordinated debentures, net	26,506	487	7.29%	22,000	410	7.48%
Total interest-bearing liabilities	1,948,864	14,898	3.03%	1,700,311	13,246	3.12%
Non-interest-bearing liabilities:
Demand deposits	571,727			552,659
Accrued expenses and other liabilities	24,619			17,742
Shareholders' equity	300,781			294,826
Total liabilities and shareholders' equity	$2,845,991			$2,565,538

Net interest spread			3.15%			3.25%
Net interest income and margin (4)		$28,682	4.07%		$26,689	4.26%
Non-taxable equivalent net interest margin			4.07%			4.26%
Cost of deposits	$2,494,085	$14,411	2.29%	$2,210,267	$12,640	2.29%

(1) Non-performing loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes net amortization of deferred fees / (costs) of $281 thousand and $260 thousand, for the three months ended September 30, 2026 and June 30, 2026, respectively.

(2) Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.
(3) Including average allowance for credit losses on loans of $21.5 million and $20.5 million, respectively.
(4) Net interest margin is net interest income divided by total interest-earning assets.
(5) Includes a special FHLB dividend totaling $100 thousand for the three months ended September 30, 2026.
(6) Annualized for the periods presented.

AVIDBANK HOLDINGS, INC.
Average Balance Sheets and Net Interest Margin Analysis (Unaudited)

	For the Three Months Ended
	September 30, 2026			September 30, 2025
		Interest	Yields		Interest	Yields
	Average	Income/	or	Average	Income/	or
(In thousands)	Balance	Expense	Rates (6)	Balance	Expense	Rates (6)
Assets
Interest-earning assets:
Loans, net of deferred fees (1)	$2,228,603	$37,426	6.66%	$1,924,537	$33,880	6.98%
Interest-earning deposits	296,047	2,796	3.75%	189,921	2,033	4.25%
Debt securities
Taxable debt securities	259,993	3,120	4.76%	178,637	1,126	2.50%
Non-taxable debt securities (2)	2,592	38	5.82%	2,517	39	6.15%
Total debt securities	262,585	3,158	4.77%	181,154	1,165	2.55%
FHLB stock (5)	8,409	200	9.44%	8,409	184	8.68%
Total interest-earning assets	2,795,644	43,580	6.18%	2,304,021	37,262	6.42%
Non-interest-earning assets:
Cash and due from financial institutions	12,543			7,019
All other assets (3)	37,804			46,118
Total assets	$2,845,991			$2,357,158
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,136,531	$9,249	3.23%	$1,074,064	$9,961	3.68%
Money market and savings	708,537	4,458	2.50%	433,135	3,336	3.06%
Time deposits	37,044	300	3.21%	43,897	365	3.30%
Non-reciprocal brokered deposits	40,246	404	3.98%	10,283	114	4.40%
Total interest-bearing deposits	1,922,358	14,411	2.97%	1,561,379	13,776	3.50%
Short-term borrowings	–	–	0.00%	33,500	385	4.56%
Subordinated debentures, net	26,506	487	7.29%	22,000	443	7.99%
Total interest-bearing liabilities	1,948,864	14,898	3.03%	1,616,879	14,604	3.58%
Non-interest-bearing liabilities:
Demand deposits	571,727			482,849
Accrued expenses and other liabilities	24,619			20,527
Shareholders' equity	300,781			236,903
Total liabilities and shareholders' equity	$2,845,991			$2,357,158

Net interest spread			3.15%			2.83%
Net interest income and margin (4)		$28,682	4.07%		$22,658	3.90%
Non-taxable equivalent net interest margin			4.07%			3.90%
Cost of deposits	$2,494,085	$14,411	2.29%	$2,044,228	$13,776	2.67%

(1) Non-performing loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes net amortization of deferred fees / (costs) of $281 thousand and $444 thousand, for the three months ended September 30, 2026 and September 30, 2025, respectively.

(2) Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.
(3) Including average allowance for credit losses on loans of $21.5 million and $20.1 million, respectively.

(4) Net interest margin is net interest income divided by total interest-earning assets.

(5) Includes a special FHLB dividend totaling $100 thousand for the three months ended September 30, 2026.

(6) Annualized for the periods presented.

AVIDBANK HOLDINGS, INC.
Average Balance Sheets and Net Interest Margin Analysis (Unaudited)

	For the Nine Months Ended
	September 30, 2026			September 30, 2025
		Interest	Yields		Interest	Yields
	Average	Income/	or	Average	Income/	or
(In thousands)	Balance	Expense	Rates (6)	Balance	Expense	Rates (6)
Assets
Interest-earning assets:
Loans, net of deferred fees (1)	$2,191,770	$109,339	6.67%	$1,890,413	$98,732	6.98%
Interest-earning deposits	156,199	4,376	3.75%	109,743	3,532	4.30%
Debt securities
Taxable debt securities	230,544	8,084	4.69%	254,061	4,517	2.38%
Non-taxable debt securities (2)	2,636	116	5.88%	2,589	116	5.99%
Total debt securities	233,180	8,200	4.70%	256,650	4,633	2.41%
FHLB stock (5)	8,409	646	10.27%	8,409	550	8.74%
Total interest-earning assets	2,589,558	122,561	6.33%	2,265,215	107,447	6.34%
Non-interest-earning assets:
Cash and due from financial institutions	13,866			9,975
All other assets (3)	36,541			48,175
Total assets	$2,639,965			$2,323,365
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,086,798	$25,878	3.18%	$1,023,572	$27,974	3.65%
Money market and savings	579,249	11,274	2.60%	405,844	9,301	3.06%
Time deposits	33,397	791	3.17%	50,466	1,323	3.51%
Non-reciprocal brokered deposits	34,005	1,007	3.96%	49,978	1,674	4.48%
Total interest-bearing deposits	1,733,449	38,950	3.00%	1,529,860	40,272	3.52%
Short-term borrowings	15,308	437	3.82%	103,495	3,538	4.57%
Subordinated debentures, net	23,517	1,296	7.37%	22,000	1,321	8.03%
Total interest-bearing liabilities	1,772,274	40,683	3.07%	1,655,355	45,131	3.65%
Non-interest-bearing liabilities:
Demand deposits	552,945			438,199
Accrued expenses and other liabilities	20,430			19,846
Shareholders' equity	294,316			209,965
Total liabilities and shareholders' equity	$2,639,965			$2,323,365

Net interest spread			3.26%			2.70%
Net interest income and margin (4)		$81,878	4.23%		$62,316	3.68%
Non-taxable equivalent net interest margin			4.23%			3.68%
Cost of deposits	$2,286,394	$38,950	2.28%	$1,968,059	$40,272	2.74%

(1) Non-performing loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes net amortization of deferred fees / (costs) of $793 thousand and $1.4 million, for the nine months ended September 30, 2026 and September 30, 2025, respectively.

(2) Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.
(3) Including average allowance for credit losses on loans of $21.3 million and $19.3 million, respectively.
(4) Net interest margin is net interest income divided by total interest-earning assets.
(5) Includes special FHLB dividends totaling $341 thousand for the nine months ended September 30, 2026.
(6) Annualized for the periods presented.

AVIDBANK HOLDINGS, INC.
Asset Quality Data (Unaudited)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	As of/For the Year-to-Date Period Ended September 30,
(In thousands)	2026	2026	2026	2025	2025	2026	2025
Allowance for Credit Losses on Loans
Balance, beginning of period	$21,501	$20,938	$22,261	$21,025	$19,624	$22,261	$18,679
Provision for credit losses on loans	1,299	2,461	1,433	2,759	1,364	5,193	2,255
Charge-offs	(11)	(1,901)	(3,171)	(1,523)	–	(5,083)	–
Recoveries	–	3	415	–	37	418	91
Balance, end of period	$22,789	$21,501	$20,938	$22,261	$21,025	$22,789	$21,025
Allowance for Credit Losses on Unfunded Commitments
Balance, beginning of period	$2,691	$2,363	$2,351	$2,272	$2,281	$2,351	$2,247
Provision for unfunded commitments	(148)	328	12	79	(9)	192	25
Balance, end of period	$2,543	$2,691	$2,363	$2,351	$2,272	$2,543	$2,272
Total allowance for credit losses - loans and unfunded commitments	$25,332	$24,192	$23,301	$24,612	$23,297	$25,332	$23,297
Provision for credit losses
Provision for credit losses on loans	$1,299	$2,461	$1,433	$2,759	$1,364	$5,193	$2,255
Provision for unfunded commitments	(148)	328	12	79	(9)	192	25
Total provision for credit losses	$1,151	$2,789	$1,445	$2,838	$1,355	$5,385	$2,280
Non-Performing Assets
Loans accounted for on a non-accrual basis	$15,937	$14,448	$16,323	$24,502	$2,761	$15,937	$2,761
Loans past due 90 days or more and still accruing	–	–	–	–	–	–	–
Non-performing loans	15,937	14,448	16,323	24,502	2,761	15,937	2,761
Other real estate owned	–	–	–	–	–	–	–
Non-performing assets	$15,937	$14,448	$16,323	$24,502	$2,761	$15,937	$2,761
Non-Performing Loans by Type
Commercial and industrial	$–	$–	$–	$5,088	$2,761	$–	$2,761
Construction and land	15,937	14,448	16,323	19,414	–	15,937	–
Total non-performing loans	$15,937	$14,448	$16,323	$24,502	$2,761	$15,937	$2,761

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.00%	0.97%	0.96%	1.04%	1.07%	1.00%	1.07%
Total allowance for credit losses-loans and unfunded commitments to total loans	1.11%	1.09%	1.07%	1.15%	1.19%	1.11%	1.19%
Allowance for credit losses on loans to non-performing loans	142.99%	148.82%	128.27%	90.85%	761.50%	142.99%	761.50%
Non-performing assets to total assets	0.54%	0.54%	0.63%	0.95%	0.12%	0.54%	0.12%
Non-performing loans to total loans	0.70%	0.65%	0.75%	1.14%	0.14%	0.70%	0.14%
Net charge-offs to average loans (1)	0.00%	0.35%	0.52%	0.30%	(0.01)%	0.28%	(0.01)%
Criticized loans to total loans	1.68%	2.16%	1.57%	0.50%	1.48%	1.68%	1.48%
Classified loans to total loans	1.31%	0.96%	0.92%	1.22%	0.44%	1.31%	0.44%

(1) Annualized for the periods presented.

AVIDBANK HOLDINGS, INC.
Loans and Deposits (Unaudited)

						Current	Year
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Quarter	Over Year
(In thousands)	2026	2026	2026	2025	2025	Change	Change
Loans
Commercial and industrial loans	$1,132,350	$1,111,610	$1,040,684	$1,049,530	$871,524	$20,740	$260,826
Commercial real estate
Multi-family	298,632	280,787	268,057	265,105	249,802	17,845	48,830
Owner-Occupied	210,980	197,371	164,191	165,130	176,171	13,609	34,809
Non-Owner-Occupied	440,584	431,774	450,503	424,107	412,623	8,810	27,961
Construction and land	161,623	164,200	200,272	196,243	209,750	(2,577)	(48,127)
Residential	37,933	38,007	48,726	45,669	36,399	(74)	1,534
Total real estate loans	1,149,752	1,112,139	1,131,749	1,096,254	1,084,745	37,613	65,007
Consumer loans	426	370	413	2,655	2,316	56	(1,890)
Total loans, net of deferred fees	$2,282,528	$2,224,119	$2,172,846	$2,148,439	$1,958,585	$58,409	$323,943

Total unfunded commitments	818,529	788,097	711,592	707,283	711,048	30,432	107,481

Deposits
Non-interest-bearing demand	$535,128	$568,509	$577,101	$556,972	$471,770	$(33,381)	$63,358
Interest-bearing checking	1,145,612	1,115,263	1,036,178	1,069,272	1,069,344	30,349	76,268
Money market and savings	883,797	538,399	519,059	532,149	465,198	345,398	418,599
Time	37,509	34,311	28,521	27,680	42,846	3,198	(5,337)
Non-reciprocal brokered (1)	10,000	65,466	38,460	–	–	(55,466)	10,000
Total deposits	$2,612,046	$2,321,948	$2,199,319	$2,186,073	$2,049,158	$290,098	$562,888

Average Deposits
Non-interest-bearing demand	$571,727	$552,659	$534,033	$526,610	$482,849	$19,068	$88,878
Interest-bearing checking	1,136,531	1,055,578	1,067,528	1,088,413	1,074,064	80,953	62,467
Money market and savings	708,537	509,766	517,342	489,587	433,135	198,771	275,402
Time	37,044	35,454	27,589	31,266	43,897	1,590	(6,853)
Non-reciprocal brokered	40,246	56,810	4,567	–	10,283	(16,564)	29,963
Total deposits	$2,494,085	$2,210,267	$2,151,059	$2,135,876	$2,044,228	$283,818	$449,857

(1) FDIC regulations provide a limited exception from brokered deposit classification for certain reciprocal deposits, subject to a general cap determined using a tiered calculation based on the Bank's total liabilities. Due to changes from the 21st Century ROAD to Housing Act, as of September 30, 2026, none of the Bank's reciprocal deposits exceeded the applicable general cap to be classified as brokered deposits. As of June 30, 2026, March 31, 2026, December 31, 2025 and September 30, 2025, an additional $513.0 million, $447.6 million, $475.4 million and $522.5 million of our deposits, respectively, were considered brokered deposits by the FDIC due to being in excess of the general cap then in effect.

AVIDBANK HOLDINGS, INC.
Non-GAAP Performance and Financial Measures Reconciliation (Unaudited)

Management believes that adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average equity, adjusted non-interest expense, adjusted efficiency ratio, taxable equivalent net interest income and taxable equivalent net interest margin are reasonable measures to understand the Company’s core operating performance and are important to many investors who are interested in understanding our profitability prospects from our core operations. In addition, management reviews yields on certain asset categories and the net interest margin of the Company on a fully taxable equivalent basis. The non-GAAP taxable equivalent net interest income adjustment facilitates performance comparisons between taxable and tax-free assets by increasing the tax-free income by an amount equivalent to the Federal income taxes that would have been paid if this income were taxable at the Company's 21% Federal statutory rate.

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(In thousands)	2026	2026	2026	2025	2025	2026	2025
Non-GAAP adjusted net income reconciliation
Net income / (loss) – GAAP	$10,184	$7,647	$9,021	$6,949	$(37,735)	$26,852	$(26,502)
Settlement of litigation	–	2,637	–	–	–	2,637	–
BOLI death benefit income	–	(1,338)	–	–	–	(1,338)	–
Loss on sale of securities	–	–	–	–	62,391	–	62,391
Tax effect of adjustments	–	(749)	–	–	(17,949)	(749)	(17,949)
Net income – adjusted (non-GAAP)	$10,184	$8,197	$9,021	$6,949	$6,707	$27,402	$17,940

Non-GAAP adjusted diluted earnings per share reconciliation
Diluted earnings / (loss) per share – GAAP	$0.94	$0.71	$0.84	$0.65	$(4.12)	$2.49	$(3.28)
Settlement of litigation, net of income tax	–	0.17	–	–	–	0.17	–
BOLI death benefit income	–	(0.12)	–	–	–	(0.12)	–
Loss on sale of securities, net of income tax	–	–	–	–	4.84	–	5.46
Diluted earnings per share – adjusted (non-GAAP)	$0.94	$0.76	$0.84	$0.65	$0.72	$2.54	$2.18
Weighted average shares outstanding – diluted – adjusted	10,803,901	10,776,924	10,773,884	10,754,488	9,353,444	10,785,050	8,247,765

Non-GAAP adjusted return on average assets reconciliation
Net income / (loss) – GAAP	$10,184	$7,647	$9,021	$6,949	$(37,735)	$26,852	$(26,502)
Average total assets	2,845,991	2,565,538	2,504,616	2,459,110	2,357,158	2,639,965	2,323,365
Return on average assets – GAAP (1)	1.42%	1.20%	1.46%	1.12%	(6.35)%	1.36%	(1.53)%

Net income – adjusted (non-GAAP)	$10,184	$8,197	$9,021	$6,949	$6,707	$27,402	$17,940
Average total assets	2,845,991	2,565,538	2,504,616	2,459,110	2,357,158	2,639,965	2,323,365
Return on average assets – adjusted (non-GAAP) (1)	1.42%	1.28%	1.46%	1.12%	1.13%	1.39%	1.03%

Non-GAAP adjusted return on average equity reconciliation
Net income / (loss) – GAAP	$10,184	$7,647	$9,021	$6,949	$(37,735)	$26,852	$(26,502)
Average total equity	300,781	294,826	287,191	278,382	236,903	294,316	209,965
Return on average equity – GAAP (1)	13.43%	10.40%	12.74%	9.90%	(63.19)%	12.20%	(16.88)%

Net income – adjusted (non-GAAP)	$10,184	$8,197	$9,021	$6,949	$6,707	$27,402	$17,940
Average total equity	300,781	294,826	287,191	278,382	236,903	294,316	209,965
Return on average equity – adjusted (non-GAAP) (1)	13.43%	11.15%	12.74%	9.90%	11.23%	12.45%	11.42%

Non-GAAP adjusted non-interest expense reconciliation
Non-interest expense	$15,125	$16,473	$14,082	$13,851	$13,479	$45,679	$38,930
Settlement of litigation	–	(2,637)	–	–	–	(2,637)	–
Non-interest expense – adjusted	$15,125	$13,836	$14,082	$13,851	$13,479	$43,042	$38,930

Non-GAAP adjusted efficiency ratio reconciliation
Non-interest expense	$15,125	$16,473	$14,082	$13,851	$13,479	$45,679	$38,930
Net interest income	28,674	26,681	26,500	25,013	22,650	81,854	62,292
Non-interest income	1,696	3,050	1,467	1,767	(60,852)	6,213	(58,143)
Efficiency ratio – GAAP	49.80%	55.41%	50.35%	51.72%	(35.28)%	51.87%	938.30%

Non-interest expense – adjusted	$15,125	$13,836	$14,082	$13,851	$13,479	$43,042	$38,930
Net interest income	28,674	26,681	26,500	25,013	22,650	81,854	62,292
Non-interest income	1,696	3,050	1,467	1,767	(60,852)	6,213	(58,143)
BOLI death benefit income	–	(1,338)	–	–	–	(1,338)	–
Loss on sale of securities	–	–	–	–	62,391	–	62,391
Non-interest income – adjusted	1,696	1,712	1,467	1,767	1,539	4,875	4,248
Efficiency ratio – adjusted (non-GAAP)	49.80%	48.73%	50.35%	51.72%	55.72%	49.63%	58.51%

Non-GAAP taxable equivalent net interest income reconciliation
Net interest income – GAAP	$28,674	$26,681	$26,500	$25,013	$22,650	$81,854	$62,292
Taxable equivalent adjustment	8	8	8	8	8	24	24
Net interest income – taxable equivalent (non-GAAP)	$28,682	$26,689	$26,508	$25,021	$22,658	$81,878	$62,316

Non-GAAP taxable equivalent net interest margin reconciliation
Net interest margin - GAAP (1)	4.07%	4.26%	4.38%	4.13%	3.90%	4.23%	3.68%
Impact of taxable equivalent adjustment	–	–	–	–	–	–	–
Net interest margin - taxable equivalent (non-GAAP) (1)	4.07%	4.26%	4.38%	4.13%	3.90%	4.23%	3.68%

(1)	Annualized for the periods presented.